Exhibit 10.22

EXCLUSIVE DISTRIBUTION AND SUPPLY AGREEMENT
This EXCLUSIVE DISTRIBUTION AND SUPPLY AGREEMENT (this “Agreement”) is entered into as of November 30, 2017 (the “Effective Date”) by and between EVOLUS, INC. a Delaware Corporation (“EVOLUS”), and CLARION MEDICAL TECHNOLOGIES INC., a body corporate, incorporated under the Ontario Business Corporations Act (“DISTRIBUTOR”).
BACKGROUND
WHEREAS, EVOLUS is party to that certain License and Supply Agreement, dated as of September 30, 2013, by and between Daewoong Pharmaceutical Co., Ltd. (“Daewoong”) and EVOLUS, as amended from time to time (the “Daewoong Agreement”) pursuant to which it has an exclusive right and license to import, distribute, promote, market, develop, offer for sale and otherwise commercialize or exploit Agreement Products in territories including the Territory (as defined below);
WHEREAS, EVOLUS desires to grant to DISTRIBUTOR, and DISTRIBUTOR desires to receive from EVOLUS, an exclusive sublicense to distribute Agreement Products (as defined below) in the Territory (as defined below) and in the Field (as defined below), under the terms and conditions set forth herein.
WHEREAS, ALPHAEON Corporation (“Alphaeon”), the sole stockholder of EVOLUS as of the Effective Date, was previously a party to a Shareholders’ Agreement (the “Shareholders’ Agreement”), dated as of December 1, 2014, by and among Alphaeon, the DISTRIBUTOR, the Strathspey Group (as defined in the Shareholders’ Agreement) and the other parties thereto, and pursuant to such Shareholders’ Agreement the Strathspey Group is obligated to pay an “Unwind Fee” (as defined in the Shareholders’ Agreement) equal to US$9,550,000 to certain shareholders of the DISTRIBUTOR.
WHEREAS, Alphaeon and the other members of the Strathspey Group and EVOLUS desire to settle the Unwind Fee obligation partially or entirely through this Agreement.
WHEREAS, ALPHAEON and the other members of the Strathspey Group have agreed to guarantee the payment of the Unwind Fee in the event that it is not paid in full pursuant to this Agreement.
NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:
AGREEMENT
1.     DEFINITIONS. Capitalized terms used in this Agreement and not otherwise defined when used shall have the meanings specified in this Section 1:
1.1 “Adverse Event” means adverse experiences, as defined by 21 CFR Section 600.80 or any comparable law in the Territory, including any noxious and unintended response to a biologic which occurs at doses normally used or tested for the diagnosis, treatment, or prevention of a disease or the modification of an organic function and any untoward medical occurrence in a patient or clinical investigation subject administered a biological product and which does not necessarily have to have a causal relationship with the treatment.
1.2 “Affiliate” means, with respect to a party, any person or entity that is directly or indirectly controlled by, under common control with, or that controls such party. For the avoidance of

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

doubt, any such person or entity shall cease to be an “Affiliate” of such party under this Agreement when such person or entity (as the case may be) is no longer directly or indirectly controlled by, under common control with, or controlling such party. For purposes of this definition, “controls,” “control” and “controlling” mean in the case of corporate entities, the direct or indirect ownership or control (whether through contract or otherwise) of shares entitled to more than fifty percent (50%) of the vote for the election of directors, and in the case of non-corporate entities, more than fifty percent (50%) of the equity interest with the power to direct management policies, or the direct or indirect power to direct or cause the direction of the management or policies of the party.
1.3 “Agreement Products” means (a) each Initial Agreement Product (as defined below) and (b) each Additional Agreement Product (as defined below) that is added to this Agreement in accordance with Section 2.3.
1.4 “Applicable Law” means any applicable domestic or foreign federal, state, provincial or local statute, law (including common law), ordinance, regulation, rule, code or governmental order, or any other requirement or rule of law.
1.5 “Commercial Launch Date” means, for each Agreement Product, the date, following receipt of all necessary Governmental Approvals (as defined below), on which DISTRIBUTOR commences with the promotion and distribution of such Agreement Product.
1.6 “Commercialization Year(s)” means, for each Agreement Product, the twelve (12) month period following the applicable Commercial Launch Date and each twelve (12) month period thereafter (e.g. “Commercialization Year 1” refers to the twelve (12) month period immediately following the Commercial Launch Date; and “Commercialization Year 2” refers to the twelve (12) month period immediately following Commercialization Year 1, etc.).
1.7 “Daewoong Marks” means the trademarks and trade names of Daewoong, which are licensed to EVOLUS and subject to sublicense under the Daewoong Agreement, and which are utilized in connection with the marketing and distribution of Agreement Products as listed in Exhibit B within one hundred twenty (120) days following the Effective Date (as such list may be updated from time to time by EVOLUS upon written notice to DISTRIBUTOR).
1.8 “DISTRIBUTOR Marks” means the trademarks and trade names of DISTRIBUTOR utilized in connection with the marketing and distribution of Agreement Products as listed in Exhibit B within one hundred twenty (120) days following the Effective Date (as such list may be updated from time to time by DISTRIBUTOR upon written notice to EVOLUS, provided, however, that no trademarks or trade names may be changed from the category of exclusive to the Agreement Products to the category of not exclusive to the Agreement Products without EVOLUS’ written consent).
1.9 “EVOLUS Marks” means the trademarks and trade names of EVOLUS utilized in connection with the marketing and distribution of Agreement Products as listed in Exhibit B within one hundred twenty (120) days following the Effective Date (as such list may be updated from time to time by EVOLUS upon written notice to DISTRIBUTOR
1.10     “Field” means neurotoxins and neuromodulators for aesthetic indications, including Glabellar Lines.
1.11 “Governmental Approvals” means all governmental authorizations, registrations and approvals as may be necessary with respect to the promotion and sale of Agreement Products in the Territory (as defined below).

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

1.12     “Health Canada” means Health Canada and any successor agency having substantially the same functions.
1.13     “Initial Agreement Products” means each of the products listed on Exhibit A.
1.14 “Labeling” has the same meaning as defined in the United States Food, Drug, and Cosmetic Act of 1938, as amended, and the rules and regulations promulgated thereunder, or any successor act, as the same shall be in effect from time to time, and as interpreted by the FDA, and any analogous Applicable Laws as interpreted by an applicable regulatory authority in the Territory.
1.15 “Regulatory Authority” means, in a particular country or regulatory jurisdiction, any applicable governmental authority involved in granting Governmental Approval and/or, to the extent required in such country or regulatory jurisdiction, pricing or reimbursement approval of an Agreement Product in such country or regulatory jurisdiction.
1.16 “Regulatory Submissions” means all applications, filings, dossiers, modifications, amendments, supplements, revisions, reports, submissions, authorizations and approvals, and any reports or amendments necessary to maintain Governmental Approvals.
1.17     “Territory” means the entire country of Canada.
2.     APPOINTMENT.
2.1 Exclusive Rights of Distribution. During the Term (as defined in Section 9.1) and subject to the terms and conditions of this Agreement and the Daewoong Agreement, EVOLUS hereby:

(a)	appoints DISTRIBUTOR to act as its exclusive distributor of Agreement Products, in the Territory and in the Field to promote, sell and deliver the Agreement Products, and

(b)	grants to DISTRIBUTOR a sublicense to the Daewoong Marks, and DISTRIBUTOR accepts such appointments and sublicenses.
During the Term, EVOLUS shall not knowingly:

(i)	solicit or accept orders for distribution of Agreement Products to a third party for sale or distribution in the Field in the Territory;

(ii)	distribute any Agreement Products for sale or use in the Field in the Territory; or

(iii)	supply any Third Party with Agreement Products in the Field in the Territory.
The term “distribution” includes all alternative methods of distribution in the Territory including without limitation, resellers, wholesalers, any person engaged in commercial business or to any user or a consumer in the Territory, to the extent that no other methods of the supply of Agreement Products are available from EVOLUS other than the DISTRIBUTOR.
EVOLUS will refer to DISTRIBUTOR all orders received directly or through the internet or otherwise for purchase of Products by persons resident in and for deliver to Canada to DISTRIBUTOR for fulfillment and without charge. In no event will EVOLUS sell Products directly or indirectly to a person or persons resident in Canada.
2.2     Sub-Distributors. Subject to the terms and conditions of this Agreement and the Daewoong Agreement, DISTRIBUTOR may promote and distribute the Agreement Products through one

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

or more third-party distributors and/or resellers (including Affiliates of DISTRIBUTOR) (each a “Sub-Distributor”), provided that DISTRIBUTOR shall notify EVOLUS in writing of the name and address of each appointed Sub-Distributor prior to any such engagement. Prior to engaging any Sub-Distributor, DISTRIBUTOR shall enter into a written agreement with the Sub-Distributor that, at minimum, is consistent with terms and conditions of this Agreement. DISTRIBUTOR shall retain fully executed copies of each such agreement and provide one copy to EVOLUS for its records. Notwithstanding the appointment of any Sub-Distributors, DISTRIBUTOR shall remain fully responsible for the performance of all of its covenants and obligations hereunder. Any sales by EVOLUS of Agreement Products that are delivered to a Sub-Distributor or its customers pursuant to an order placed by DISTRIBUTOR upon EVOLUS, shall be understood to be a sale by EVOLUS to DISTRIBUTOR, and DISTRIBUTOR shall be solely responsible for payment for such Agreement Products. and such order shall be shipped directly by EVOLUS to the Sub-Distributor. DISTRIBUTOR shall be liable to and shall indemnify, defend and hold harmless EVOLUS for any act or omission of a Sub-Distributor that would constitute a breach of this Agreement if it had been committed by DISTRIBUTOR.
2.3 Additional Agreement Products. In the event EVOLUS desires to commercialize a product in the Field in the Territory that is a modification or extension of the Initial Agreement Product and that is not included as part of the Initial Agreement Products (each an “Additional Agreement Product”), EVOLUS shall provide DISTRIBUTOR written notice of such desire along with pre-clinical and clinical scientific data supporting the commercialization of such Additional Agreement Product (“Additional Agreement Product Notice”). DISTRIBUTOR shall, within [***] days after its receipt of the Additional Agreement Product Notice, notify EVOLUS in writing whether DISTRIBUTOR desires to distribute the Additional Agreement Product under this Agreement (“Additional Agreement Product Acceptance Notice”) or whether DISTRIBUTOR “rejects” the applicable Additional Agreement Product (i.e. has no interest in distributing the Additional Agreement Product under this Agreement). Failure by DISTRIBUTOR to provide an Additional Agreement Product Acceptance Notice within the aforementioned [***] day period shall be deemed to constitute rejection by DISTRIBUTOR of such Additional Agreement Product. If DISTRIBUTOR timely provides an Additional Agreement Product Acceptance Notice, the parties shall negotiate, in good faith during the [***] day period following EVOLUS’ receipt of such Additional Agreement Product Acceptance Notice (the “Additional Agreement Product Negotiation Period”), the terms and conditions for the applicable Additional Agreement Product(s) to be added to this Agreement as Agreement Product(s) hereunder, including a reasonable split of any pricing for the Additional Agreement Product to satisfy the Unwind Fee (“Additional Agreement Product Terms and Conditions”). In the event an Additional Agreement Product is rejected by DISTRIBUTOR, or the parties are unable to agree upon the Additional Agreement Product Terms and Conditions prior to the expiration of the Additional Agreement Product Negotiation Period, then DISTRIBUTOR shall not have any rights to such Additional Agreement Product.
2.4 Modifications to Products. From time to time, EVOLUS may in its sole discretion modify without increase of cost to the DISTRIBUTOR the Agreement Products or the Labeling thereto as a result of changes to the Daewoong Agreement, manufacturing, sourcing or regulatory requirements or product improvements or modifications. Any such improvements or modifications shall be made in compliance with all Applicable Laws, including any notice requirements thereof. EVOLUS shall notify DISTRIBUTOR in writing not less than [***] days in advance of any such planned change.
2.5 Competitive Products. For so long as DISTRIBUTOR retains rights of distribution for any Agreement Product under this Agreement, DISTRIBUTOR shall not and shall ensure its Affiliates and Sub-Distributors do not at any time develop, license, market, promote or distribute any Competitive Products in the Territory in the Field without EVOLUS’ prior written consent on a case-by-case basis. As used herein, “Competitive Products” is defined in Exhibit D.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

2.6 No Diversion. DISTRIBUTOR shall not itself divert, and shall use reasonable efforts to ensure that third parties, including Sub-Distributors, their customers and DISTRIBUTOR’s customers do not divert, Agreement Products for sale or use outside of the Territory or the Field. Without limiting the generality of the previous sentence, DISTRIBUTOR shall not advertise, promote or solicit customers for Agreement Products outside the Territory (including through internet ordering systems) or establish any office through which orders are solicited or any facility at which inventories of Agreement Products are stored outside the Territory. DISTRIBUTOR shall notify EVOLUS within [***] business days after it learns of any known or suspected diversion by Sub-Distributors or any other third party.
2.7 Ownership. Except for the limited licenses granted herein, DISTRIBUTOR acknowledges and agrees that EVOLUS and Daewoong, as the case may be, are and shall at all times remain the sole and exclusive owner of all right, title and interest in and to all intellectual property rights embedded in or used in connection with the Agreement Products, including the Labeling, the EVOLUS Marks and the Daewoong Marks, all other materials provided by EVOLUS under this Agreement and all improvements, modifications and derivative works of the foregoing. DISTRIBUTOR shall not, and shall ensure that its Affiliates and Sub-Distributors do not, disassemble or reverse engineer the Agreement Products, including any Agreement Products that may be removed from this Agreement.
2.8 Suggestions. EVOLUS shall have a royalty-free, worldwide, transferable, sub-licensable, irrevocable, perpetual license to use or incorporate into EVOLUS’ products and services any suggestions, enhancement requests, recommendations or other feedback provided by DISTRIBUTOR or Sub-Distributors. DISTRIBUTOR shall provide terms in any agreement with a Sub-Distributor consistent with this Section.
2.9     Rights Reserved. All rights not expressly granted hereunder are reserved by EVOLUS.
3.     GOVERNMENTAL APPROVALS.
3.1 Securing Initial Governmental Approvals. EVOLUS shall, at its sole cost and expense, use commercially reasonable efforts to secure all Governmental Approvals for the Initial Agreement Products in the Territory, prior to the offering or sale of any Agreement Products. DISTRIBUTOR shall consult with and provide guidance to EVOLUS regarding the Governmental Approvals, and DISTRIBUTOR shall render all reasonable assistance to EVOLUS in securing and maintaining such Governmental Approvals. DISTRIBUTOR shall at all times during the term of this Agreement pay any and all annual and maintenance fees and maintain any and all licenses, permits, authorizations, registrations and qualifications required by such laws, statutes, regulations and other legal requirements in order to perform its obligations under this Agreement.
(a)     Monetary Penalty for Failure to Obtain Governmental Approvals. In the event that EVOLUS does not receive Governmental Approvals for the Initial Agreement Products by October 31, 2018, EVOLUS and DISTRIBUTOR agree that undue hardship would be caused to DISTRIBUTOR, and therefore EVOLUS shall pay liquidated damages to DISTRIBUTOR of US$1,000,000 within 30 days of December 31, 2018, which damages and payment shall not reduce the Unwind Fee.
3.2     Regulatory Submissions. With respect to the Governmental Approvals of the Agreement Products in the Territory:

(a)
Unless otherwise required by Applicable Law, any Governmental Approvals and any Regulatory Submissions relating to Agreement Products in the Territory shall be filed, owned and held in the name of EVOLUS or its Affiliates.

(b)	EVOLUS shall be solely responsible, at its expense, and shall use commercially

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

reasonable efforts to timely prepare, file, prosecute, and maintain all Regulatory Submissions relating to Agreement Products in the Territory, including any reports or amendments necessary to maintain Governmental Approvals, and for seeking any revisions of the conditions of each Governmental Approval.
(c) EVOLUS shall have sole authority and responsibility and shall use commercially reasonable efforts to develop, modify, seek and/or obtain any necessary Governmental Approvals of any Labeling, packaging, advertising or other promotional or informational materials used in connection with Agreement Products in the Territory, and Promotional Materials and for determining whether the same requires Regulatory Approval.
(d) EVOLUS will be the primary contact with the Regulatory Authorities in the Territory and shall be solely responsible for all communications with such Regulatory Authorities that relate to any Regulatory Submission relating to Agreement Products in the Territory prior to and after any Governmental Approval.
(e) Subject to the terms and conditions of this Agreement, EVOLUS may file any submissions that are intended to change or modify Labeling or prescribing information approved by Health Canada for the Agreement Products in the field for the Territory; provided that, except as required by Applicable Laws, EVOLUS will provide to the DISTRIBUTOR a draft of such submission at least ten (10) business days prior to a planned submission to the applicable Regulatory Authority and EVOLUS will give reasonable consideration to any comments the DISTRIBUTOR may have. For greater certainty it is acknowledged and agreed that the labeling with respect to Products for distribution in Canada will be different than labeling for Products for distribution in the United States, as a result of among other things, the requirement in Canada to have the label in both English and French languages.
4.     DISTRIBUTOR OBLIGATIONS
4.1     Marketing and Distribution Efforts.
(a) Promotion. DISTRIBUTOR shall, at its own expense, use commercially reasonable efforts to promote the Agreement Products throughout the Territory through publicity, advertising, trade shows (e.g. having a presence at major dermatology or plastic surgery conference in the Territory) and other means on a basis reasonably acceptable to EVOLUS but consistent with current market standards in the Territory. Without limiting the foregoing, the parties agree to jointly collaborate, in good faith, on marketing and public relations campaigns related to the. Agreement Products. For greater certainty it is acknowledged and agreed that the marketing materials with respect to Products for distribution in Canada will be different than marketing materials for Products for distribution in the United States, as a result of among other things, the requirement in Canada to have the marketing materials in both English and French languages
(b) Marketing Materials. DISTRIBUTOR may not utilize promotional or advertising materials related to the Agreement Products or referencing the EVOLUS Marks or the Daewoong Marks other than those materials supplied by EVOLUS unless:
(i) it has furnished EVOLUS with complete copies, together with an English translation, for EVOLUS’ prior review and has received EVOLUS’ prior written approval to use such material such approval, which may be withheld for any reason or no reason by EVOLUS; and

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

(ii)	any copyright notice on the original EVOLUS text has been accurately reproduced on DISTRIBUTOR’s materials.
Once advertising copy has been approved, it can be used repeatedly in the same approved form without need for new approval for each use, unless EVOLUS notifies DISTRIBUTOR that such prior approval has been withdrawn.
(c) Business Plans and Reports. EVOLUS shall participate with DISTRIBUTOR in regular reviews of DISTRIBUTOR’s activities under this Agreement. DISTRIBUTOR, at such times as DISTRIBUTOR shall determine in DISTRIBUTOR’s reasonable discretion, shall provide EVOLUS with regular, but no less than annual: (a) plans for the marketing and distribution of the Agreement Products (including pricing strategies and promotional activities), and (b) reports of its activities with respect to the Agreement Products in the Territory. The parties acknowledge and agree that such plans and reports shall be considered Confidential Information under Section 10 of this Agreement (to the extent not excluded by Section 10.3).
(d) No Additional Warranties. DISTRIBUTOR will not make or publish any representations, warranties or guarantees concerning any Agreement Product that are inconsistent with the applicable Agreement Product’s Specifications, Governmental Approvals and documentation published by EVOLUS.
(e) No Off-Label Promotion. DISTRIBUTOR shall only promote the Agreement Products in accordance with the Labeling approved by Health Canada and materials provided or approved by EVOLUS. DISTRIBUTOR shall inform EVOLUS in writing within thirty (30) days of becoming aware of use of the Agreement Products beyond the Labeling approved by Health Canada.
4.2     Legal Requirements
(a) Compliance with Anti-Bribery Laws. DISTRIBUTOR acknowledges that certain laws of the United States of America and other countries, including, without limitation, the Foreign Corrupt Practices Act (collectively, the “anti-bribery laws”), make it unlawful for DISTRIBUTOR or anyone acting on DISTRIBUTOR’s behalf to offer, pay, promise, or authorize to pay any money, gift, or anything of value directly or indirectly to any Foreign Official with the intent of causing the Foreign Official to misuse such official’s position to obtain or retain business for EVOLUS or DISTRIBUTOR. For the purposes of this Agreement, the term “Foreign Official” includes not only traditional government officials and those employed by government agencies, departments, or ministries, but also employees of companies that are owned or controlled by national, regional, or local governments such as doctors employed by state-owned hospitals. DISTRIBUTOR acknowledges and confirms its understanding of the anti-bribery laws and agrees to comply with those provisions and not to take or fail to take any action that might in any way cause EVOLUS to be in violation of the anti-bribery laws. Additionally, DISTRIBUTOR represents and warrants that neither it nor any person employed by DISTRIBUTOR is a Foreign Official and that no government entity has an ownership interest in DISTRIBUTOR’s business. DISTRIBUTOR further represents, warrants, and covenants to EVOLUS that it has not, and covenants and agrees that it will not, in connection with the transactions contemplated by this Agreement or in connection with any other business transactions involving EVOLUS, make or promise to make any payment or transfer of anything of value, directly or indirectly to any Foreign Official with the intent of causing Foreign Official to misuse such official’s position to obtain or retain business for the EVOLUS or any of its subsidiaries or affiliates or for any other improper purpose that would be an advantage for EVOLUS. It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining business. DISTRIBUTOR agrees to use good judgment, high ethical standards and honesty in DISTRIBUTOR’s

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

dealings with customers, end-users, employees and Foreign Officials, recognizing that even the appearance of unethical actions is not acceptable.
(b) Training of Employees. DISTRIBUTOR agrees to provide training to its employees and representatives regarding compliance with anti-bribery laws and any other Applicable Laws, as well as any additional training offered by EVOLUS. DISTRIBUTOR also agrees to furnish to EVOLUS by affidavit or other reasonable means from time to time at EVOLUS’ request, and to EVOLUS’ reasonable satisfaction, assurances that (i) the appointment of DISTRIBUTOR and DISTRIBUTOR’s activities under this Agreement, and the payment to DISTRIBUTOR of any commissions, discounts, or any monies or consideration contemplated in this Agreement, are proper and lawful under said laws and regulations, and (ii) it is in compliance with all anti-bribery laws.
(c) Export Controls. DISTRIBUTOR acknowledges that U.S. export control and economic sanctions laws prohibit the export or re-export or any U.S.-origin goods, services, or technologies to certain countries, entities, and individuals, or for certain prohibited end users. These laws include, without limitation, the Arms Export Control Act and International Traffic in Arms Regulations administered by the U.S. Department of State, the Export Administration Regulations administered by the U.S. Department of Commerce, and the various economic sanctions programs enforced by the U.S. Treasury Department’s Office of Foreign Assets Control and the U.S. State Department’s Office of Terrorism Finance and Economic Sanctions Policy. DISTRIBUTOR represents, warrants, and covenants to EVOLUS that it has not, and covenants and agrees that it will not, in connection with the transactions contemplated by this Agreement or in connection with any other business transactions involving the EVOLUS, violate or otherwise cause any party to violate any of the foregoing export control and economic sanctions laws.
(d) Compliance with Laws. DISTRIBUTOR agrees to comply with all other laws, statutes, regulations and other legal requirements and not to place EVOLUS in jeopardy of not complying with any such requirements. DISTRIBUTOR shall provide EVOLUS with prompt written notice of any changes in any applicable law, rule, regulation or governmental order, which comes to DISTRIBUTOR’s attention that may affect either party’s performance of its obligations hereunder.
(e) Compliance Review. DISTRIBUTOR shall allow EVOLUS and any authorized agent of EVOLUS or any third party licensor of EVOLUS (a “Compliance Reviewer”), at EVOLUS’ sole expense, to access DISTRIBUTOR’s books and records for the purpose of verifying compliance with Applicable Laws including, without limitation, the Foreign Corrupt Practices Act, U.S. export controls and economic sanctions, and other U.S. laws with extraterritorial effect, at any time during the Term upon at least 48 hours prior notice, in order to conduct a compliance review.
(f) Quality Agreement. EVOLUS has, and requires of its distributors, a primary commitment to patient safety and product quality. To this end, DISTRIBUTOR agrees to enter into EVOLUS’ Quality Agreement regarding the Agreement Products within 120 days of the Effective Date to be attached as Annex A hereto (the “Quality Agreement”) or as they may be further communicated to DISTRIBUTOR from time to time. These include, without limitation, requirements regarding appropriate storage of the Agreement Products, maintaining traceability, prompt reporting and handling of complaints, and implementation of recalls and other field actions. These requirements shall survive the expiration or other termination of this Agreement. In addition to, and in no way limiting the foregoing in this Section 4, DISTRIBUTOR agrees to maintain ongoing quality assurance sufficient to satisfy applicable regulatory requirements at all times during the term of this Agreement.
(g) Adverse Events. DISTRIBUTOR shall advise EVOLUS within twenty-four (24) hours of any Adverse Event of which it becomes aware. DISTRIBUTOR shall also, within five (5) days thereafter, provide EVOLUS with a written report stating the full facts known to it about the Adverse

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Event, including but not limited to customer name, address, telephone number and lot or serial number of the Agreement Product. EVOLUS shall from time to time provide DISTRIBUTOR with written procedures regarding the information required by EVOLUS in the event of any Adverse Event. Within three (3) months prior to the Commercial Launch Date, DISTRIBUTOR shall implement appropriate written procedures established for processing any Adverse Event, and shall provide the same to EVOLUS upon request. DISTRIBUTOR shall maintain such written procedures (as may be reasonably modified by DISTRIBUTOR from time to time upon written notice to EVOLUS) throughout the Term. As part of such procedures, DISTRIBUTOR shall establish a means for properly (a) tracking delivery of Agreement Products to customers (including all customers who receive Agreement Products from Sub-Distributors) and (b) maintaining its distribution records for Agreement Products for a reasonable time period, but no shorter than the time period required by Applicable Law. All information related to any Adverse Event shall be the Confidential Information of EVOLUS, and shall not be disclosed by DISTRIBUTOR to any third party or used by DISTRIBUTOR except as required by Applicable Laws.
(h) Section Breach. Breach of this Section 4.2, or reasonable grounds for EVOLUS to believe it has been breached (in EVOLUS’ sole discretion), if such breach is not cured within a reasonable grace period of thirty (30) days from the time that the DISTRIBUTOR becomes aware of such breach will result in immediate termination of this Agreement.
5. TRADEMARKS.
5.1 Registration and Ownership. DISTRIBUTOR shall, at its cost and expense, file and endeavor in good faith to obtain the registration of the DISTRIBUTOR Marks in the Territory (to the extent necessary), and thereafter to use commercially reasonable efforts to maintain such DISTRIBUTOR Marks in the Territory. DISTRIBUTOR shall keep EVOLUS advised of the status of such registration(s). EVOLUS acknowledges that, as between the parties, the DISTRIBUTOR Marks are owned exclusively by DISTRIBUTOR. EVOLUS shall not take any action inconsistent with such ownership and shall cooperate, at DISTRIBUTOR’s request and expense, in any action (including the conduct of legal proceedings) that DISTRIBUTOR deems necessary or desirable to establish or preserve DISTRIBUTOR’s rights in and to the DISTRIBUTOR Marks. EVOLUS will not adopt, use or attempt to register any trademarks, trade names, domain names or social media accounts that are confusingly similar to the DISTRIBUTOR Marks or in such a way as to create combination marks with the DISTRIBUTOR Marks.
5.2 Branding. EVOLUS agrees that if, upon prior written approval of EVOLUS, an Agreement Product, or any labeling, advertising and promotional materials in connection therewith, may feature the applicable DISTRIBUTOR Mark(s) as designated by DISTRIBUTOR. Accordingly, DISTRIBUTOR grants to EVOLUS a non-exclusive, non-transferable (except for permitted assignments under Section 13.4), sub-licensable (solely to EVOLUS Affiliates) license to use and reproduce the DISTRIBUTOR Marks solely in connection with EVOLUS’ manufacturing and supplying Agreement Products under this Agreement. DISTRIBUTOR shall use the DISTRIBUTOR Mark(s) that are designated on Exhibit B as exclusive to the Agreement Products solely in connection with the Agreement Products. All goodwill arising as a result of the use of the DISTRIBUTOR Marks shall inure to the benefit of DISTRIBUTOR.
6. MANUFACTURE AND SUPPLY.
6.1 Purchase Orders. Subject to the terms and conditions of this Agreement, EVOLUS shall, subject to the terms of the Daewoong Agreement, during the Term, supply Agreement Products to DISTRIBUTOR pursuant to individual and/or blanket purchase orders (each a “Purchase Order”) issued by DISTRIBUTOR. Each Purchase Order will specify the Agreement Product(s) to be supplied and the quantities, delivery dates and any special instructions relative to each such Purchase Order. The minimum

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

order size for each Purchase Order shall be [***] units of Agreement Products with each unit being [***]IU of Agreement Product. DISTRIBUTOR shall not place more than one Purchase Order per month. Each such Purchase Order is subject to the terms of the Daewoong Agreement, during the Term (as defined below), supply Agreement Products to DISTRIBUTOR pursuant to individual and/or blanket purchase orders (each a “Purchase Order”) shall be subject to EVOLUS’ written acceptance. To the extent that any terms on DISTRIBUTOR’s Purchase Order or on EVOLUS’ invoices or acknowledgement documents are inconsistent with or contrary to the terms set forth in this Agreement, the terms of this Agreement shall prevail.
6.2 Forecasts. Within [***] days of the Effective Date, DISTRIBUTOR shall provide to EVOLUS a non-binding forecast for the Initial Agreement Products for Commercialization Year 1. Beginning on the first day of each calendar quarter following the receipt of all required Governmental Approvals for each Agreement Product, DISTRIBUTOR shall provide EVOLUS with a written twelve (12) month rolling forecast of DISTRIBUTOR’s estimated requirements for delivery of the Agreement Product in each month of such twelve (12) month period (starting with the calendar month immediately following the delivery of the forecast). The first [***] months of each such forecast shall represent a binding purchase commitment by DISTRIBUTOR (“Forecast Commitment”), and the remaining forecast shall be a non-binding estimate. EVOLUS shall use commercially reasonable efforts to accept Purchase Orders issued by DISTRIBUTOR within plus or minus [***] percent ([***]%) of the Forecast Commitment in Commercial Year 1 and [***] percent ([***] %) of the Forecast Commitment thereafter, provided that in the event the DISTRIBUTOR is short shipped, the DISTRIBUTOR shall only pay for the number of units received.
6.3     Prices and Payment Terms.
(a) Pricing. The purchase price payable by DISTRIBUTOR to EVOLUS for the Initial Agreement Products under any Purchase Order shall be the prices set forth in Exhibit C, or such other pricing as mutually agreed upon, from time to time, by the parties in writing. Pricing shall be exclusive of taxes (on import or otherwise), duties, tariffs and other governmental charges (including the cost attributable to analytical testing in the Territory as invoiced by EVOLUS where EVOLUS undertakes such testing for the DISTRIBUTOR) arising from DISTRIBUTOR’s receipt of Agreement Products from EVOLUS (collectively “Taxes”), and DISTRIBUTOR shall be responsible for such Taxes (other than taxes based on EVOLUS’ income). In addition, all payments by DISTRIBUTOR under this Agreement (purchase price of Agreement Products, and Taxes if payable to EVOLUS) are to be made in immediately available funds in US Dollars to such accounts as EVOLUS may from time to time select, free and clear of and without any withholding or deduction whatsoever, whether in respect of present or future Taxes. If DISTRIBUTOR is compelled by law or by any authority to make any such withholding or deduction, DISTRIBUTOR undertakes (i) to immediately notify EVOLUS, (ii) to immediately pay to EVOLUS such additional amounts as are necessary for EVOLUS to receive the amount which would have been received if no such withholding or deduction had been required, (iii) to immediately pay the amount so deducted or withhold to the relevant taxing authority when due and (iv) to provide EVOLUS with evidence immediately when available that such Taxes have been paid.
(b) Payment Terms. EVOLUS shall invoice DISTRIBUTOR for Agreement Products at the time of shipment to Toronto and DISTRIBUTOR shall pay each undisputed invoice and, if applicable, direct payment of the Unit Payment to the ES Shareholder, within [***] days of invoice.
(c) Late Payments. Payments that are not received by EVOLUS when due, which are not paid within [***] business days following receipt of written notice of such nonpayment, shall accrue interest at a rate of [***] percent ([***]%) per month or the highest rate permitted by law, whichever is

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

less. Such interest shall be calculated from the date payment was due until payment is actually received by EVOLUS. Payments will be considered timely paid if postmarked as of the date on which payment is due.
(d) DISTRIBUTOR Pricing. Subject to Applicable Law, nothing contained herein shall be deemed to limit in any way the right of DISTRIBUTOR to determine the prices at which or the terms on which the Agreement Products purchased by DISTRIBUTOR may be resold.
6.4 Delivery. The lead-time for delivery of Agreement Products shall be mutually agreed to by the parties, and EVOLUS shall attempt to minimize such lead-time as reasonably requested by DISTRIBUTOR, subject to Daewoong’s ability to produce Agreement Products and EVOLUS’ reasonable exercise of discretion to allocate inventory and production resources to meet other demands. EVOLUS will promptly notify DISTRIBUTOR of any circumstances for delay in delivery and EVOLUS will use commercially reasonable efforts to minimize such delay. At the request of DISTRIBUTOR, EVOLUS agrees to assume the burden of bearing all additional costs associated with premium freight for corrective action as a result of delays caused by events under the reasonable control of EVOLUS, including failure to order materials in a timely fashion to accommodate required lead times. Partial deliveries may not be made without DISTRIBUTOR’s prior written approval. Unless otherwise specified in individual Purchase Orders, all Agreement Products sold by EVOLUS to DISTRIBUTOR hereunder will be delivered CIF (Incoterms 2010), named place: Toronto), or any other place that may be mutually agreed upon by EVOLUS and the DISTRIBUTOR from time to time. Except as provided below, DISTRIBUTOR will pay all freight, shipping, insurance, duties, forwarding and handling charges, taxes, storage and all other charges applicable to the items after they are delivered by EVOLUS to the named place. To minimize delays, DISTRIBUTOR shall use the same delivery service as used by EVOLUS to deliver to the named place, provided, that if DISTRIBUTOR uses an alternative delivery service, DISTRIBUTOR shall be responsible for all fees related to any additional paperwork, delivery charges or other fees. EVOLUS shall make all shipping arrangements and prepare all necessary documentation and declarations. DISTRIBUTOR shall assume all risk of loss for the Agreement Products upon CIF delivery by EVOLUS, except to the extent any such loss is directly attributable to any act or omission on the part of EVOLUS prior to such delivery. DISTRIBUTOR shall be the importer of record for all shipments of Agreement Products hereunder.
6.5 Acceptance and Rejection. DISTRIBUTOR may inspect any or all shipments of Agreement Products within [***] days of DISTRIBUTOR’s receipt of each shipment. During the inspection period, DISTRIBUTOR has the right to reject, via written notification to EVOLUS, any Agreement Products that do not conform to the applicable Purchase Order (e.g. wrong product or wrong quantity or Agreement Products do not pass analytical test).
6.6 Storage of Inventory. DISTRIBUTOR shall ensure that all Agreement Products are stored pursuant to the specifications set forth in the Quality Agreement and any other storage requirements required by the applicable Governmental Approvals and under Applicable Law.
6.7 Expired Products. DISTRIBUTOR shall not sell any Agreement Products beyond their stated expiration date; provided, however, EVOLUS shall only deliver Agreement Products to DISTRIBUTOR that have: (a) during Commercialization Year 1 at least [***] months of their useful life remaining and (b) after Commercialization Year 1 at least [***] years of their useful life remaining.
6.8 Recalls. EVOLUS shall have the right to reasonably declare any recall of, field corrective action to, or advisory letter of any Agreement Product (a “Recall”). DISTRIBUTOR shall provide EVOLUS reasonable assistance in connection with any Recall and EVOLUS shall reimburse

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

DISTRIBUTOR for all expenses reasonably incurred by DISTRIBUTOR in connection therewith. If a party becomes aware of any Agreement Product defect or any action by a governmental authority requiring a Recall, then such party shall notify the other party within [***] hours of becoming aware of such event.
6.9 Samples. In each of Commercialization Year 1 and Commercialization Year 2, DISTRIBUTOR shall have the right to purchase samples of the Initial Agreement Products at the discounted prices set forth on Exhibit C under the heading “Sample Pricing”; provided, however, (a) the quantity of samples of Initial Agreement Products available to be purchased by Distributor during Commercialization Year 1 shall not exceed [***]% of units of such Initial Agreement Products ordered by the DISTRIBUTOR during such 12 month period and [***]% in Commercialization Year 2. Purchases of any such samples shall be pursuant to the terms of Section 6 (other than with respect to pricing). Samples may not be sold by DISTRIBUTOR and shall be provided free of cost to physicians. If Distributor sells any sample products or exchanges them for other valuable consideration, they shall immediately remit to EVOLUS the difference between the Transfer Price and the sample price.
7. REPRESENTATIONS AND WARRANTIES.
7.1 Mutual Representations and Warranties. Each party represents and warrants that (a) it has full right, power and authority to enter into this Agreement and to perform its obligations and duties under this Agreement, (b) the performance of such obligations and duties does not and will not conflict with or result in a breach of any other agreements of such party or any judgment, order or decree by which such party is bound, and (c) it will comply with all Applicable Laws in connection with its performance under this Agreement. Without limiting the generality of the foregoing, each party represents and warrants that it will comply with all applicable export and import control laws and regulations, and all applicable anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended.
7.2     Representations and Warranties of EVOLUS
(a) EVOLUS has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement.
(b) The Daewoong Agreement (i) is in full force and effect, enforceable in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency or similar laws affecting creditors’ rights and remedies or equitable principles, and (ii) has not been terminated; and EVOLUS has not taken any action to terminate the Daewoong Agreement.
(c) EVOLUS shall provide DISTRIBUTOR with (i) written notice within five (5) business days of any alleged material breach of the Daewoong Agreement or written (including by email) threat of termination of the Daewoong Agreement received by EVOLUS from Daewoong thereunder, and (ii) written notice not less than seven (7) Business Days of the proposed adoption of any amendment to the Daewoong Agreement relating to the Territory or DISTRIBUTOR’s rights under this Agreement, in each case, in any material respect.
(d) EVOLUS has not received any notice that the manufacture, sale or use of the Sublicensed Products in the Territory infringes upon any intellectual property rights of any Third Party(ies) in the Territory.
7.3     Product Specifications.
(a) The Agreement Products will be manufactured pursuant to the terms set forth in the Daewoong Agreement. Agreement Products that conform to the terms set forth in the Daewoong

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement are referred to herein as “conforming” Agreement Products, and Agreement Products that do not conform to the terms set forth in the Daewoong Agreement are referred to herein as “nonconforming” Agreement Products.
(b) Remedy. DISTRIBUTOR shall notify EVOLUS in writing within [***] days if DISTRIBUTOR has determined, after reasonable investigation, that an Agreement Product is nonconforming. DISTRIBUTOR shall deliver the nonconforming Agreement Product(s), according to EVOLUS’ instructions and at EVOLUS’ expense, to EVOLUS for review. If EVOLUS determines, in its reasonable discretion, that the Agreement Product(s) are nonconforming, EVOLUS shall, at its option, either credit DISTRIBUTOR for the purchase price of the nonconforming Agreement Products or provide a replacement Agreement Product. DISTRIBUTOR shall permit EVOLUS to inspect DISTRIBUTOR’s facilities (and, if applicable, the facilities of Sub-Distributors) to examine the inventory management system at such facility. All nonconforming Agreement Products that are replaced or for which a credit is given to DISTRIBUTOR shall become EVOLUS’ property. The replacement or credit provided hereunder is DISTRIBUTOR’s sole and exclusive remedy for nonconforming Agreement Products; provided, however, nothing herein shall limit or waive EVOLUS’ indemnity obligations hereunder. This remedy shall not apply to any Agreement Product that has been misused, improperly stored, adulterated or modified by DISTRIBUTOR or any of its Sub-Distributors.
7.4 Disclaimer. EXCEPT AS SET FORTH IN THIS SECTION 7, EVOLUS DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, STATUTORY, OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT SAVE AND EXCEPT AS SET FORTH IN SECTION 8.1. EVOLUS NEITHER ASSUMES NOR AUTHORIZES DISTRIBUTOR OR ANY THIRD PARTY TO ASSUME FOR EVOLUS ANY OTHER LIABILITIES IN CONNECTION WITH THE AGREEMENT PRODUCTS.
8. INDEMNITY AND INSURANCE.
8.1     EVOLUS Indemnity. Subject to DISTRIBUTOR’s indemnity obligations under Section 8.2, EVOLUS agrees to defend DISTRIBUTOR, its Affiliates and each of their respective officers, directors, employees, contractors, agents and customers (each a “DISTRIBUTOR Indemnified Party”) from and against any claim, suit or other proceeding brought by DISTRIBUTOR or a third party (a “DISTRIBUTOR Claim”) to the extent such DISTRIBUTOR Claim arises out of (a) EVOLUS’ breach of this Agreement, including any representations and/or warranties hereunder, (b) the negligence, recklessness or willful misconduct on the part of EVOLUS, its officers, directors, employees, agents or other representatives in their performance of this Agreement; and (c) an allegation that the Agreement Products infringe or misappropriate any rights, including intellectual property rights (e.g. trademark, copyright, or patent), of such third party in the Territory. EVOLUS will indemnify and hold harmless each DISTRIBUTOR Indemnified Party from any losses, damages, judgments, awards, fines, penalties, costs and expenses (including reasonable attorneys’ fees and costs of defense) (collectively, “Losses”) incurred by or levied against such DISTRIBUTOR Indemnified Party as a result of such DISTRIBUTOR Claim.
8.2     DISTRIBUTOR Indemnity. Subject to EVOLUS’s indemnity obligations under Section 8.1, DISTRIBUTOR agrees to defend EVOLUS, its Affiliates and each of their respective officers, directors, employees, contractors and agents (each a “EVOLUS Indemnified Party”) from and against any claim, suit or other proceeding brought by EVOLUS or a third party (a “EVOLUS Claim”) to the extent such EVOLUS Claim arises out of (a) DISTRIBUTOR’s breach of this Agreement, including any representations and/or warranties hereunder, (b) the negligence, recklessness or willful misconduct on the part of DISTRIBUTOR, its officers, directors, employees, agents or other representatives in their

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

performance of this Agreement; and (c) an allegation that the DISTRIBUTOR Marks or any other materials prepared by DISTRIBUTOR, its agents or representatives for use in connection with this Agreement infringe or misappropriate any rights, including intellectual property rights (e.g. trademark, copyright, or patent), of such third party in the Territory. DISTRIBUTOR will indemnify and hold harmless each EVOLUS Indemnified Party from any Losses incurred by or levied against such EVOLUS Indemnified Party as a result of such EVOLUS Claim. For the purpose of Section 8.3 and 8.4 the term “Claim” means, collectively an EVOLUS Claim or a DISTRIBUTOR Claim, as appropriate.
8.3 General Conditions of Indemnification. The indemnifying party’s (the “Indemnifying Party”) obligations under Sections 8.1 and 8.2 are conditioned upon the party to be indemnified (the “Indemnified Party”) (a) providing written notice to the Indemnifying Party of any purported covered Claim within thirty (30) days after the Indemnified Party has knowledge of such purported Claim (except that failure to timely provide such notice will relieve the Indemnifying Party of its obligations only to the extent the Indemnifying Party is materially prejudiced as a direct result of such delay); (b) giving the Indemnifying Party sole control over the defense thereof and any related settlement negotiations; and (c) cooperating and, at the Indemnifying Party’s request and expense, assisting in such defense. Notwithstanding the foregoing, the Indemnified Party may participate at its own expense in the defense and any settlement discussions, and will have the right to approve any settlement agreement that involves an admission of fault by the Indemnified Party or imposes non-monetary obligations on the Indemnified Party; provided, however, that such approval will not be unreasonably withheld.
8.4 Infringement Remedies. If an Agreement Product is found to infringe any such third party’s intellectual property rights or if EVOLUS reasonably believes that an infringement claim is likely, at EVOLUS’ sole discretion and expense, EVOLUS may (a) obtain a license from such third party for the benefit of DISTRIBUTOR; or (b) replace or modify the Agreement Product so that it is no longer infringing without any loss in features or functionality. If neither of the foregoing is commercially feasible, EVOLUS may, at EVOLUS’ sole discretion, remove the allegedly infringing Agreement Product from this Agreement or terminate this Agreement with no further liability to DISTRIBUTOR if such Agreement Product is then the only Agreement Product under this Agreement; provided, however, EVOLUS shall accept return of, and promptly issue a refund for, any such Agreement Product previously purchased by DISTRIBUTOR.
8.5 Insurance. Each party, at its sole cost and expense, will maintain appropriate insurance during the Term and for a period of not less than [***] years following the termination or expiration of this Agreement. Such insurance shall include, but not be limited to, Commercial General Liability Insurance with Broad Form Contractual Liability; premises, operations coverage including products and completed operations and Personal Injury/Property Damage Coverage, with limits of not less than $1,000,000 per occurrence, $5,000,000 annual aggregate. A Certificate of Insurance indicating such coverage will be delivered to the other party upon request. The Certificate will (a) indicate that the policy will not change or terminate without at least thirty (30) days’ prior written notice to the other party, (b) list the other party as an additional insured on the commercial general liability policy.
9. TERM AND TERMINATION.
9.1     Effective Date and Term.
(a)     Initial Term. The initial term of this Agreement shall commence on the Effective Date and, unless terminated earlier as provided herein, shall continue through the earlier to occur of:
(i)     the fifth anniversary of the receipt of all Governmental Approvals for the Initial

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Agreement Product, and
(ii)     the payment in full of the Unwind Fee (the “Initial Term”).
(b) Extension Term. Following the Initial Term of this Agreement, unless terminated earlier as provided herein, this Agreement may be renewed by mutual agreement of the parties.
9.2     Termination.
(a) Termination for Cause. Each party may terminate this Agreement upon written notice to the other party if the other party (a) materially breaches any provision of this Agreement and fails to cure such breach within sixty (60) days after receipt of written notice describing the breach in reasonable detail, or (b) becomes insolvent or seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement or comparable proceeding, or if any such proceeding is instituted against the other party and not dismissed within sixty (60) days. Each party may also terminate this Agreement as expressly set forth elsewhere in this Agreement.
9.3 Effect of Termination. On the effective date of termination of this Agreement (the “Termination Date”), subject to Section 9.3(a), all rights and licenses granted by EVOLUS to DISTRIBUTOR under this Agreement and all rights and licenses granted by DISTRIBUTOR to EVOLUS under this Agreement shall cease and DISTRIBUTOR will cease all further marketing, promotion and distribution of any and all Agreement Product(s). Except as set forth in Section 9.3(a), all outstanding Purchase Orders shall be automatically cancelled as of the Expiration or Termination Date, whichever occurs the earlier. Notwithstanding the foregoing, but subject to Section 9.3(a), within [***] days following the Termination Date, EVOLUS shall have the right, but not the obligation, to purchase from DISTRIBUTOR its inventory (in part or in whole) of Agreement Product(s) at a price equal to DISTRIBUTOR’s acquisition costs of such Agreement Product(s). EVOLUS shall be solely responsible for all transportation costs and any importation taxes and duties for the delivery of the purchased inventory back to EVOLUS or EVOLUS’ designee. All Governmental Approvals or Regulatory Submissions for the Agreement Products, which are held in the name of DISTRIBUTOR as a result of Applicable Law requiring DISTRIBUTOR to be so named on such Governmental Approval or Regulatory Submission, shall be transferred to EVOLUS or, if such transfer is prohibited under Applicable Law, shall be held for the beneficial use by EVOLUS if such is not contrary to Applicable Law. For the avoidance of doubt, to the extent that the Unwind Fee is not paid in full prior to termination of this Agreement, the Strathspey Group shall remain liable for the balance of the Unwind Fee
(a) Bundled Sales. Notwithstanding Section 9.3 above, after the completion of Commercialization Year 1 and at any time Evolus may determine thereafter, Evolus, at its sole discretion, may allow DISTRIBUTOR to enter into multi-year “bundling” agreements (“Bundle Agreements”) with customers of the Agreement Products in the Territory whereby customers would purchase a bundle of products that include the Agreement Products. During Commercialization Year 1, DISTRIBUTOR may expressly enter into Bundle Agreements with a maximum term of three years and EVOLUS shall have the obligations to deliver the Agreement Products at the Transfer Price set forth on Exhibit C regardless of whether the Term of this Agreement has ended. After Commercialization Year 1, EVOLUS, in its sole discretion , may allow DISTRIBUTOR to enter into additional Bundle Agreements, the parties will mutually agree on, among other things, (a) the length of such Bundle Agreements, which may extend beyond the Term of the Agreement, (b) the purchase price of the Agreement Products after the expiration of the Term (for the avoidance of doubt, during the Term of the Agreement, the purchase price for the Agreement Products shall be the Transfer Price as set forth on Exhibit C), and (c) any terms and conditions for the Bundle Agreements. In the Event that DISTRIBUTOR and EVOLUS mutually agree to the terms of a Bundle Agreement beyond Commercialization Year 1, EVOLUS shall have the

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

obligation to deliver the Agreement Products on the terms agreed to by the parties. For the avoidance of doubt, samples shall expressly not be available for bundling in any Bundle Agreements.
9.4 Survival. Except as otherwise expressly set forth herein, the following provisions will survive expiration or termination of this Agreement pursuant to their terms, together with any other provisions necessary for their construction and enforcement: Sections 1, 6.7, 6.8, 6.9, 6.10, 7, 8, 9.3, 9.4, 10, 11, 12 and 13, along with the Quality Agreement and any payment obligations hereunder and any other provision of this Agreement that by its terms would survive expiration or termination.
10.     CONFIDENTIALITY.
10.1 Definition. “Confidential Information” means the terms of this Agreement and any and all information related to a party’s (“Discloser”) business (including trade secrets, technical and scientific information, business forecasts and strategies, marketing plans, customer and supplier lists, product information, research and development information, study results, personnel information, financial data and proprietary information of third parties provided to Discloser in confidence) that is labeled or identified as “confidential” or “proprietary” or that the other party (“Recipient”) otherwise knows, or would reasonably be expected to know under the circumstances, Discloser considers to be confidential or proprietary or Discloser has a duty to treat as confidential.
10.2 Nondisclosure Obligations. Recipient agrees that it will (a) hold Discloser’s Confidential Information in confidence using the same standard of care as it uses to protect its own confidential information of a similar nature, but in no event less than reasonable care; (b) not disclose the Confidential Information of Discloser to any third party without Discloser’s prior written consent, except as expressly permitted under this Agreement; and (c) limit access to Discloser’s Confidential Information to those of its officers, directors, representatives, employees or agents having a need to know for purposes of performance hereunder who are bound by confidentiality obligations at least as restrictive as those set forth herein. Notwithstanding the foregoing, Recipient may make disclosures as required by a court of law or any governmental entity or agency, provided that Recipient provides Discloser with reasonable prior notice to enable Discloser to seek confidential treatment of such information.
10.3 Exclusions. The restrictions on the use and disclosure of Confidential Information shall not apply to any of Discloser’s Confidential Information (or portion thereof) which (a) is or becomes publicly known through no act or omission of Recipient; (b) is lawfully received from a third party without restriction on disclosure; (c) is already known by Recipient at the time it is disclosed by Discloser, as shown by Recipient’s written records; or (d) is independently developed by Recipient without reference to Discloser’s Confidential Information, as shown by Recipient’s written records.
10.4 Return of Confidential Information. Upon Discloser’s request and upon any termination or expiration of this Agreement, Recipient will promptly (a) return to Discloser or, if so directed by Discloser, destroy all tangible embodiments of Discloser’s Confidential Information (in every form and medium); (b) permanently erase all electronic files containing or summarizing any of Discloser’s Confidential Information (except for any computer records or files that have been created pursuant to Recipient’s automatic archiving and back-up procedures and the removal of which is not technically reasonable); and (c) if so directed by Discloser, certify to Discloser in writing that Recipient has fully complied with the foregoing obligations. Notwithstanding the foregoing, Recipient shall be permitted to retain one (1) copy of Discloser’s Confidential Information (subject to a continuing obligation of confidentiality) as required by Applicable Laws.
10.5 Survival. Recipient’s confidentiality obligations as set forth above shall continue in full force and effect for so long as the Discloser treats such information as confidential and proprietary and does not fall under one of the exclusions under Section 10.3.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

11. LIMITATION OF LIABILITY.
11.1 Exclusion of Consequential Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, INCLUDING ANY DAMAGES FOR LOSS OF PROFIT OR INCOME, ARISING FROM OR RELATING TO THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
11.2 Cap on Damages. EXCEPT FOR OBLIGATIONS TO MAKE PAYMENT UNDER THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE, CUMULATIVE LIABILITY TO THE OTHER PARTY EXCEED THE GREATER OF (A) $5,000,000 AND (B) THE AMOUNTS PAID/PAYABLE BY DISTRIBUTOR TO EVOLUS UNDER THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE ACT OR OMISSION GIVING RISE TO LIABILITY.
11.3 Exceptions. THE FOREGOING LIMITATIONS OF LIABILITY SET FORTH IN THIS SECTION 11 SHALL NOT APPLY TO (A) EACH PARTY’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8; (B) EACH PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10; (C) DISTRIBUTOR’S BREACH OF ITS NON-COMPETE OBLIGATIONS UNDER SECTION 2.5; (D) EACH PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
12. AUDITS. During the Term and for a period of [***] years thereafter (“Audit Period”), each party (the “Audited Party”) will keep and maintain accurate and detailed books and records adequate for the other party (the “Auditing Party”) to verify the Audited Party’s compliance with this Agreement, including all amounts due and payable hereunder. At its sole expense, the Auditing Party will have the right, no more than once each calendar year during the Audit Period, upon [***] business days’ prior written notice to the Audited Party, to designate an independent and accredited third-party accounting firm reasonably acceptable to the Audited Party (the “Auditor”) to inspect and audit the Audited Party’s books and records for the sole purpose of verifying the Audited Party’s compliance with this Agreement. The Auditor shall be subject to a nondisclosure agreement with the Audited Party that is reasonably satisfactory to the Audited Party, and shall be authorized to disclose confidential information of the Audited Party to communicate its findings from its audit only in the most limited fashion possible in order to preserve the confidentiality of such information, including vis-à-vis the Auditing Party. The Audited Party may, at its sole expense, challenge the Auditing Party’s audit results by engaging a second independent and accredited third-party accounting firm reasonably acceptable to the Auditing Party, which will reconcile its results with the results of the first audit conducted by the Auditing Party. In the event that the Auditing Party’s and Audited Party’s audit results differ, and the parties are unable to reach a mutual agreement with respect thereto within [***] days following the completion of the Audited Party’s reconciliation audit, then the parties shall engage an independent auditor mutually selected by the parties to conduct a third audit, the findings of which shall be final and binding on the parties and the costs of which shall be borne by the party that was found to be incorrect unless the amount of the difference is less than [***]% in which event the party that initiated the audit shall pay such costs. Each audit engaged by the Auditing Party will be conducted at the Auditing Party’s expense; provided, however, if any unchallenged or reconciled audit reveals that the Audited Party has failed to comply with this Agreement in any material respect, the Audited Party will reimburse the Auditing Party for all costs and expenses incurred by the Auditing Party in connection with its audit(s). For the sake of clarity, the parties expressly acknowledge that, in relation to any audit foreseen by this Section 12, EVOLUS shall have no obligation whatsoever to disclose or otherwise give access to any data or information that EVOLUS considers, in its sole and absolute discretion, as being confidential, and the DISTRIBTOR shall have no

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

obligation whatsoever to disclose or otherwise give access to any data or information that the DISTRIBUTOR considers, in its sole and absolute discretion, as being confidential.
13.     GENERAL.
13.1 Publicity. Neither party may issue a press release or make any other public announcement concerning this Agreement or with respect to its business relationship with the other party without such other party’s prior written approval, except that each party may make such disclosure(s) as required by Applicable Laws.
13.2     Non-solicitation of employees and sub distributors.
(a) At all times during this Agreement and for a period of [***] months after termination of this Agreement howsoever caused (“Period of Non -Solicitation”), each party hereto agrees that it shall not, and each party shall cause its respective subsidiaries, affiliates, shareholders, officers and directors to not, directly or indirectly: (i) solicit or attempt to solicit for employment or consulting engagement or independent contractor engagement or contract, (ii) offer employment to, or (iii) engage the related business services of any person who is or was an officer, employee, independent contractor, consultant or distributor of the other Party during the Term of this Agreement or during such Period of Non-Solicitation. In addition to the foregoing, each party hereto agrees that it shall not and each party shall cause its respective subsidiaries, affiliates, shareholders, officers and directors to not, directly or indirectly persuade or attempt to persuade any such officer, employee, independent contractor, consultant, distributor to cease doing business or to reduce the amount of business which any such officer, employee, independent contractor, consultant, distributor has historically done or contemplates doing in connection with the party in question and shall not do or cause or permit to be done any acts which may impair the relationship between the party in question and its officer, employee, independent contractor, consultant, distributor or any other Person.
(b) Each party agrees that the provisions of this Section 13.2 are reasonable and necessary for each such party to protect and preserve its goodwill in its business and relationships with its respective officers, employees, independent contractors, consultants and distributors.
(c)     Each party is relying on this Section 13.2 in entering into this Agreement
(d) A breach or threatened breach by either party its respective subsidiaries, affiliates, shareholders, officers and directors of any provision of this Section 13 will result in the other party suffering immediate and irreparable harm and damage which cannot be calculated or fully or adequately compensated by recovery of damages alone. Accordingly, in the event of a breach or threatened breach of this Agreement, in addition to such other remedies as may be available to them, at law or in equity, or as provided in this Agreement, the party who is the subject of the breach or threatened breach shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies.
13.3     Governing Law and Dispute Resolution.
(a) Choice of Law. This Agreement shall for all purposes be governed by and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, without giving effect to conflicts of laws principles. The parties agree that the United Nations Convention on Contracts for the International Sale of Goods is specifically excluded from application to this Agreement.
(b)     Dispute Process; Arbitration. If a dispute or controversy regarding any matter

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

under this Agreement arises between the parties which they are unable to resolve (a “Dispute”), each of the parties will (subject to any applicable cure period as set forth in this Agreement), be entitled to submit to the other party written notice of such Dispute, with such notice setting forth in reasonable detail the nature of the Dispute (the “Dispute Notice”). For a period of [***] days after the date of the receiving party’s receipt of the Dispute Notice, the parties will seek to resolve such Dispute by good faith negotiations between the President of EVOLUS or his/her designee and the President of DISTRIBUTOR or his/her designee. If at the end of such [***] day period the Dispute remains unresolved, the Dispute shall be submitted to final and binding arbitration under the rules of the Arbitration Act of the Province of Ontario. The seat, or legal place, of arbitration shall be Ontario, and the arbitration shall be conducted in English. The arbitration tribunal shall be composed of three members. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section may be enforced by any court of competent jurisdiction, and the successful party shall be entitled to an award of costs, fees and expenses, including legal fees, to be paid by the unsuccessful party against whom enforcement is ordered and as determined by the arbitration panel.
13.4 Relationship of Parties. The relationship of the parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venture partner of or with the other, and neither party has the right or authority to assume or create any obligation on behalf of the other party.
13.5 Change of Control and Assignment. Neither party shall have the right to assign this Agreement or any of the rights or obligations hereunder without the prior written consent of the other party. Notwithstanding the foregoing, EVOLUS may assign all of its interests in this Agreement without prior consent if such assignment is to an Affiliate of EVOLUS or if the assignment is in connection with a Change in Control. A “Change in Control” means the sale of all or substantially all the assets related to the Agreement Product (including this Agreement); any merger, consolidation or acquisition of a party with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of EVOLUS in one or more related transactions; provided however that an initial public offering of EVOLUS’ capital stock shall not constitute a Change in Control. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.
13.6 Notices. All notices required in connection with this Agreement will be in writing and deemed effectively given: (a) upon personal delivery on a business day prior to 5:00 pm local time to the party to be notified; or (b) one (1) business day after deposit with a nationally/internationally recognized overnight courier that provides tracking and verification of delivery. All notices shall be sent to the following addresses or at such other address(es) as a party may designate by advance written notice to the other party.

If to EVOLUS:	If to DISTRIBUTOR

17901 Von Karman Ave., Suite 150	Clarion Medical Technologies Inc.
Irvine, CA 92614	125 Fleming Dr, Cambridge,
Attn: CEO	ON N1T 2B8, Canada
Attn: President	Attn: President
13.7 Force Majeure. Neither party shall be liable for any breach of this Agreement or for any delay or failure of performance resulting from any cause beyond such party’s reasonable control, including acts of God, the weather, civil disturbances, epidemics, acts of civil or military authorities, governmental or regulatory actions, strikes, lockouts, slowdowns, telecommunications breakdowns or

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

shortages of energy or other supplies. The party claiming relief under this Section 13.6 shall promptly notify the other party in writing, but in no event later than [***] calendar days of the occurrence, should any such cause arise and shall promptly take steps to remedy any delay or failure in performance upon removal of the circumstances causing such delay or failure.
13.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, such provision will be deemed modified and will be interpreted to accomplish the objectives of such provision to the greatest extent possible under applicable law and the remaining provisions of this Agreement will continue in full force and effect.
13.9 Waiver. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of such provision on any other occasion.
13.10 Construction. The headings used for the sections of this Agreement are for information purposes and convenience only and in no way define, limit, construe or describe the scope or extent of the sections. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that such word or variation thereof follows. Unless otherwise set forth in this Agreement or agreed to by the parties, all amounts and payments under this Agreement shall be in United States Dollars ($). The language used in this Agreement will be deemed to be the language chosen by the parties to express the parties’ collective mutual intent, and no rule of strict construction will be applied against any party.
13.11 Entire Agreement. This Agreement, together with the schedules and exhibits attached hereto and thereto, each of which is incorporated herein, collectively constitutes the entire agreement between the parties and supersedes any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.
13.12 Third Party Beneficiaries. Other than with respect to the Unit Payment which is for the benefit of the ES Shareholders and the Strathspey Group, there are no third party beneficiaries under this Agreement.
13.13 Amendment. This Agreement may only be amended by the execution and delivery of a written instrument by or on behalf of each of the parties hereto.
13.14 Further Assurances. Each party hereto shall execute and deliver to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request at any time for the purpose of carrying out or evidencing any of the transactions contemplated hereby.
13.15 Remedies. Except as expressly set forth herein, the exercise of any remedies hereunder shall be cumulative and in addition to, and not in limitation of, any other remedies available to such party at law or in equity.
13.16 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile, email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of the paper document bearing original signatures.

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[SIGNATURES ON FOLLOWING PAGE]

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

In Witness Whereof, the parties have executed this Agreement as of the Effective Date.

Clarion Medical Technologies Inc,		EVOLUS, Inc.

By:	/s/ Samson Ling	By:	/s/ Murthy Simhambhatla

Name:	Samson Ling	Name:	Murthy Simhambhatla

Title:	President & CEO	Title:	CEO

Date:		Date:	11/30/2017

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

ANNEX A
QUALITY AGREEMENT
TO BE ENTERED INTO WITHIN 120 DAYS OF THE EFFECTIVE DATE

A-1
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
INITIAL AGREEMENT PRODUCTS
The following are the Initial Agreement Products:

•	Botulinum Toxin Type A (prabotulinumtoxinA) with clinical identifier DWP-450

Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
DISTRIBUTOR MARKS

1. EVOLUS Marks:
**[to be inserted within 120 days following the Effective Date]

2. DAEWOONG Marks:
**[to be inserted within 120 days following the Effective Date]

3. DISTRIBUTOR Marks:
**[to be inserted within 120 days following the Effective Date]

B-1
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
PRICE
Transfer Price
For the Initial Agreement products, initially US$[***] per [***]IU vial (the “Transfer Price”).
Direction of Certain Portion of Transfer Price to DISTRIBUTOR Shareholders
Until the Unwind Fee is paid in full, EVOLUS hereby irrevocably directs that the DISTRIBUTOR pay US$[***] of the Transfer Price for each [***]IU vial purchased directly to the ES Shareholders (as defined in the Shareholders’ Agreement) (the “Unit Payment”) and each such Unit Payment shall reduce the amount of the Unwind Fee on a dollar for dollar basis. Provided that, notwithstanding the foregoing, if the Transfer Price is reduced in accordance with this Exhibit C to something less than US$[***] per [***]IU vial on account of changes to the ASP (as defined below) or on account of currency fluctuations as provided below, the amount of any such reduction to the Transfer Price shall create an equal and corresponding reduction in the Unit Payment amount that the Distributor is directed to pay to the ES Shareholders for each [***]IU vial purchased
Adjustment to Transfer Price based on Changes to Average Selling Price
Within 90 days of the end of each Commercialization Year, the parties will conduct a survey, at their joint expense, of the average selling price (“ASP”) of the Initial Agreement Product in the Territory. In the event the ASP falls [***]% or more, EVOLUS agrees to adjust the Transfer Price as follows;
Adjustment to Transfer Price based on Currency Fluctuations
The Transfer Price will be adjusted to take into account material year over year changes in currency value (as a percentage) between the Canadian Dollar (CAD) and the United States Dollar (USD) beginning as of the Effective Date. Such Transfer Price shall be comparing the CAD/USD currency exchange rate as at Commercial Launch Date and the applicable Commercialization Year(s) (as of December 31st for such year as listed by the United States Internal Revenue Service) (the “Currency Change Percentage”). Specifically, if the Currency Change Percentage is less than [***] percent ([***]%) then no adjustment will be made. If the Currency Change Percentage is equal to or greater than [***] percent ([***]%) (up or down) then the Transfer Price (if any) will be adjusted by such Currency Change Percentage, provided however, that at no time with the Transfer Price be less than US$[***].
By way of example only, assume DISTRIBUTOR commercialized the Initial Agreement Products in 2014 and the Canadian Dollar converted into the dollar at CAD $1.149 to USD $1 as of the Commercial

E-1
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

Launch Date and the Canadian Dollar converted into the dollar at $1.379 in 2016, the Transfer Price would be adjusted as follows:

Transfer Price	2014	$[***]
Exchange rate	2014	CAD $1.149
	2016	CAD $1.379
Currency Change %	2016/2014	[***]% (weakening of CAD)
In the formula below a Currency Change which yields as a positive number will be presented as a negative number in the formula below to express the weakening of the Canadian Dollar vis-à-vis the U.S. Dollar and vice versa.
Example Formula:
Transfer price for 2017 = [***] + ([***]% (negative number used to express weakening of CAD) * $[***]) = USD$[***]

Sample Pricing:
-Samples of the Initial Agreement Product will be sold to Distributor at US$[***] per [***]IU vial, which amount includes $[***] plus [***] the Unit Payment (US$[***] or the “Reduced Unit Payment”). The Reduced Unit Payment shall be paid to the ES Shareholders as set forth above under “Direction of Certain Portion of Transfer Price to DISTRIBUTOR Shareholders”. Shipping terms for samples will be CIF Toronto, with additional charges for analytical testing undertaken on behalf of DISTRIBUTOR payable by DISTRIBUTOR. For the avoidance of doubt, each sample [***]IU vial delivered to DISTRIBUTOR shall reduce the Unwind Fee by the amount of the Reduced Unit Payment. Pricing for samples of the Initial Agreement Products will not be subject to any adjustment, including any currency adjustments.

E-2
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D COMPETITIVE PRODUCTS
Neurotoxin and neuromodulator products including, but not limited to, botulinum toxins.

G-1
Confidential treatment has been requested for portions of this exhibit under 17 C.F.R. Sections §§ 200.80(b)(4) and 230.406. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.